Exhibit 10.40

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (“Settlement Agreement”) is made effective the 28th day of  December, 2018 by and between Mr. Martin Wolfe and  Bravo Multinational, Inc. (BRVO).

Whereas BRVO paid Mr. Wolfe, $19,500US, an amount agreed to settle outstanding amounts owed to Mr. Wolfe’s from his past employment with BRVO.

Whereas, Mr. Wolfe agreed to accept from BRVO, $19,500US (Nineteen Thousand Five Hundred US Dollars) in consideration for settlement on a judgment obtained in the “Small Claims Court” Superior Court of Justice, St. Catherines, Ontario, Canada on August 3, 2018, Case # SC-18-00003754-0000.

Whereas All parties, now desire to enter into this agreement to conclude and resolve the issues referred to herein and to resolve all disputes that the parties may have relating to any matters before the execution of this agreement, case# SC-18-00003754-0000.

Whereas all parties understand and agree that this “Settlement Agreement” is made with full, final and complete satisfaction in compromise of the disputed matter over amounts owed during Mr. Wolfe employment with BRVO, and, Mr. Wolfe agrees to "voluntary dismissal with prejudice,” and agrees to take NO further action against BRVO.

In Witness of which, the parties hereto have executed this agreement, effective as the date first written,

Bravo Multinational, Inc.

/s/ Rich Kaiser

Rich Kaiser-Authorized Officer

/s/ Martin Wolfe

Martin Wolfe, Individually